Translation from the German into the English Language

                                                                    Exhibit 6.23
                                                                     Page 1 of 3

                             Supplementary Contract
to
Contract Concerning Commercial Protection Rights and Know-How dated 15.03.1995, between
Mr. H. Dieter Braun, Schrenckweg 1, 85658 Egmating, and
Mr. Peter E. Braun, Schopenhauerstr. 33, 85579 Neubiberg, on one part, and the iQ Battery Research & Development GmbH, Inselkammerstr. 4, 82008 Unterhaching, on the other part

                                       1.

Sec. 1 1.2 of the above mentioned Contract, according to which Messrs. H. Dieter and Peter E. Braun by the closing of the above mentioned Contract should convey all relevant documents pertaining to Protection Rights Subject to Contract, Know-How Subject to Contract and the Trade Mark Subject to Contract, and in their possession, should that surrender obligation not have been fulfilled yet by the time of closing of the above mentioned Contract and for the future, as superimposed by ss. 4 2. of the above mentioned Contract, according to which Messrs. H. Dieter and Peter E. Braun obligate themselves to present to iQ Battery Research and Development GmbH not yet forwarded documents.

                                       2.

In the Sec. 1 3. of the above mentioned Contract Messrs. H. Dieter and Peter E. Braun have obligated themselves to undertake all the required explanations and actions for immediate conveyance of Patent- and Trade Mark proprietorship as well as registration of Protection Rights as required, as well as to support in each possible way all the actions leading to conveyance to iQ Battery Research & Development GmbH. The iQ Battery Research & Development GmbH explains that since closing of the above mentioned Contract and further on, carrying out of explanations and actions is renunciated and has been renunciated, until the evidence of costs for that transfer will be presented, or until the transfer from the owners will require at least in 75% of their business shares.

                                       3.
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                                                                     Page 2 of 3

In Sec. 3 1 . 2 of the above mentioned Contract Messrs. H. Dieter and Peter E. Braun declared that there are not known to them any rights disputes in respect of the Rights Subject to the Contract. Messrs. H. Dieter and Peter E. Braun and the iQ Battery Research & Development GmbH understood that at the time of closing the above mentioned Contract and in understanding of these explanations, that the civil right dispute as per District Court Berlin (Case No. 3 O 40/94), resting since 15.04.1994, is not to be understood as pending process in sense of Sec. 3 1.2 of the above mentioned Agreement.



 . . . . . . day of 31.7.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (H. Dieter Braun)

 .  . . . . . day of 31.7.1996             . . . . . . . . . . . . . . . . . . .
(place)                                   (Peter E. Braun)



for the iQ Battery Research & Development:


 . . . . . . day of 31.7.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (H. Dieter Braun)

 .  . . . . . day of 31.7.1996             . . . . . . . . . . . . . . . . . . .
(place)                                   (Peter E. Braun)



as former Shareholders of iQ Battery Research & Development GmbH in mutual acceptance of the above:


 . . . . . . day of 31.7.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (H. Dieter Braun)

 .  . . . . . day of 31.7.1996             . . . . . . . . . . . . . . . . . . .
(place)                                   (Peter E. Braun)



as Shareholders of iQ Battery Research & Development GmbH in mutual acceptance of the above:


 . . . . . . day of 31.7.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (Dr. Gunther Bauer)

 . . . . . . day of 16.8.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (Heinz Braun)

 .  . . . . . day of 31.07.1996            . . . . . . . . . . . . . . . . . . .
(place)                                   (Peter E. Braun)

 . . . . . . day of 16.8.1996              . . . . . . . . . . . . . . . . . .
(place)                                   (Ursula Braun)

 .  . . . . . day of 16.8.1996             . . . . . . . . . . . . . . . . . . .
(place)                                   (Karin Wittkewitz)